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                                                                      EXHIBIT 21


                     SUBSIDIARIES OF UNITED STATIONERS INC.



UNITED STATIONERS INC.

         UNITED STATIONERS SUPPLY CO.

                  AZERTY INCORPORATED
                  AZERTY de MEXICO, S.A. de C.V.
                  LAGASSE, INC. (f/k/a LAGASSE BROS., INC.)
                  THE ORDER PEOPLE COMPANY
                  UNITED WORLDWIDE LIMITED
                  UNITED STATIONERS HONG KONG LIMITED
                  USS RECEIVABLES COMPANY, LTD.